UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 28, 2007

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry Into a Material Definitive Agreement

(a)           On September 28, 2007, Las Vegas Gaming, Inc. (the “Company”) entered into a letter agreement with CAMOFI Master LDC (“CAMOFI”) whereby the Company revised the terms of its $5,000,000 bridge financing with CAMOFI.  Under the revised terms, the quarterly commitment fee of $125,000 due October 1, 2007 under the Company’s senior secured convertible note due January 1, 2009 in favor of CAMOFI (the “Note”) was deferred until January 1, 2008.  The monthly principal payments of $208,333 due on October 1, 2007, November 1, 2007 and December 1, 2007 were also deferred until April 1, 2008.  The Company also received an extension to February 28, 2008 and June 30, 2008 on the filing and effectiveness dates, respectively, for registration rights for any shares of Common Stock Series A issuable to CAMOFI.  The principal balance of the Note was increased by $250,000 to $5,250,000 with this additional principal amount due on the maturity date.

The Company and CAMOFI also clarified that CAMOFI has the right to convert up to 100% of the Note into Common Stock Series A and that the Company will give CAMOFI at least ten business days notice prior to any prepayments or repayments under the Note, during which time CAMOFI has the right to convert any portion of the Note into Common Stock Series A.  The Company also agreed to reduce its cash burn to no more than $460,000 per month and adhere to additional cash burn limitations proposed by CAMOFI from time to time.

The foregoing summary is qualified in its entirety by reference to the complete text of the letter agreement between the Company and CAMOFI, a copy of which is attached hereto as Exhibit 10.01 and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Name
10.01	Letter Agreement with CAMOFI Master LDC dated September 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: October 4, 2007	By:	/s/ Bruce Shepard
Bruce A. Shepard Chief Financial Officer